UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 9, 2020

     Annaly Capital Management Inc
(Exact Name of Registrant as Specified in its Charter)

Maryland		1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas
New York,	New York		10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
7.50% Series D Cumulative Redeemable Preferred Stock	NLY.D	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview

On November 9, 2020, Annaly Capital Management, Inc. (the “Company”) entered into amended and restated employment agreements (each an “A&R Employment Agreement”) with the following four named executive officers (each, an “Executive”): David L. Finkelstein, Chief Executive Officer and Chief Investment Officer; Serena Wolfe, Chief Financial Officer; Timothy P. Coffey, Chief Credit Officer; and Anthony C. Green, Chief Corporate Officer, Chief Legal Officer and Secretary.

As described in more detail below, the Company and the Executives entered into the A&R Employment Agreements primarily to remove certain minimum, guaranteed bonuses that had been negotiated by the Executives in February and March of 2020 before the closing of the Company’s internalization transaction on June 30, 2020. The Management Development and Compensation Committee of the Company’s Board of Directors (the “MDC Committee”) believes that these changes better align the Company’s executive compensation program with stockholder interests and governance best practices for an internally managed, publicly traded real estate investment trust.

Original Employment Agreements

Each of the Executives entered into an employment agreement with the Company that became effective upon the closing of the Company’s internalization transaction on June 30, 2020 (each an “Original Employment Agreement”). Mr. Finkelstein’s Original Employment Agreement was entered into on March 13, 2020 in connection with his appointment as the Company’s Chief Executive Officer, and the other Executives entered their Original Employment Agreements on February 12, 2020. For each of the Executives other than Ms. Wolfe, the Original Employment Agreement applied for a term that ends on the date that bonuses earned for 2020 are paid (no later than March 15, 2021). Ms. Wolfe’s Original Employment Agreement applied for a term that ends on December 31, 2021.

Each of the Original Employment Agreements provided that the Executive’s bonus earned for 2020 would not be less than a specified minimum bonus amount. Ms. Wolfe’s Original Employment Agreement also provided that her 2021 bonus would not be less than a specified minimum bonus amount for that year. For Messrs. Finkelstein, Coffey, and Green, the Original Employment Agreement provided that the minimum 2020 bonus would be provided in a combination of cash and an award of restricted stock units (“RSUs”) to be granted under the Company’s 2020 Equity Incentive Plan (or any successor equity compensation plan, the “Equity Plan”).

Ms. Wolfe’s Original Employment Agreement also included special payment provisions for these minimum guaranteed bonus amounts (and salary) if her employment is terminated before the end of her Original Employment Agreement’s term due to her death or “Disability,” by action of the Company without “Cause,” or by Ms. Wolfe for “Good Reason” (as those terms are defined in her Original Employment Agreement). While Ms. Wolfe is covered by those special termination payments, the Original Employment Agreement provided that she would not participate in the Annaly Capital Management Inc. Executive Severance Plan (the “Executive Severance Plan”).

Changes Made by A&R Employment Agreements

The A&R Employment Agreements remove the minimum bonus amounts described above. Instead, the A&R Employment Agreements provide that the 2020 and (for Ms. Wolfe) 2021 bonuses will be earned in such amount as determined by the MDC Committee based upon performance and other factors in accordance with the Company’s compensation policies and procedures, without any minimum, guaranteed amount. In addition, the MDC Committee may determine to have the bonus, to the extent earned, paid in cash, an award of RSUs, an award of performance stock units (“PSUs”) under the Equity Plan, or any combination of cash, RSUs, and PSUs.

For Messrs. Finkelstein and Green, the A&R Employment Agreement does not specify a target amount for the 2020 bonus. For Ms. Wolfe’s A&R Employment Agreement, (a) her target bonus amount for 2020 is $3,000,000, with $2,600,000 targeted as a cash bonus and $400,000 targeted as an award of RSUs and/or PSUs, and (b) her target bonus amount for 2021 is $3,600,000, with $3,000,000 targeted as a cash bonus and $600,000 targeted as an award of RSUs and/or PSUs. For Mr. Coffey, the target bonus amount for 2020 is $3,800,000, with no pre-set split between cash and RSUs/PSUs. The target amounts for Ms. Wolfe and Mr. Coffey do not represent guarantees and will be subject to a performance review and final determinations by the MDC Committee, as with Mr. Finkelstein and Mr. Green.

The A&R Employment Agreement for Ms. Wolfe makes corresponding adjustments to the provisions regarding payments in case of her termination of employment before December 31, 2021 by reason of her death or Disability, by action of the Company without Cause, or by her for Good Reason. In case of her termination of employment (a) due to her death or Disability before

December 31, 2021 or (b) by action of the Company without Cause or by her for Good Reason before the payment of the 2020 bonus, she will be entitled to a lump sum payment of $6,750,000 (in addition to certain accrued benefits such as earned but unpaid salary and vested employee benefits). Before the payment of the 2020 bonus, she will not be covered by the Executive Severance Plan, but will become covered by that plan after that bonus payment date.

Except for the changes noted above, the A&R Employment Agreements are substantially the same as the Original Employment Agreements. The foregoing descriptions of the A&R Employment Agreements do not purport to be complete and are qualified in their entireties by reference to the text of each of these agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1    Employment Agreement between David L. Finkelstein and the Company, dated as of November 9, 2020.*

10.2    Employment Agreement between Serena Wolfe and the Company, dated as of November 9, 2020.*

10.3    Employment Agreement between Timothy P. Coffey and the Company, dated as of November 9, 2020.*

10.4    Employment Agreement between Anthony C. Green and the Company, dated as of November 9, 2020.*
101    Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).
104    Cover page interactive data file (formatted in iXBRL in Exhibit 101).
* Management Contract or Compensatory Plan.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

By:	/s/ Anthony C. Green
Name: Anthony C. Green
Title: Chief Corporate Officer & Chief Legal Officer

Dated: November 10, 2020